                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of May 24, 1999, by and between IFX CORPORATION, a Delaware corporation ("IFX" and, collectively with its subsidiaries, "Employer"), and ZALMAN LEKACH ("Employee").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, Employer desires to employ Employee on the terms and subject to the conditions set forth herein; and

          WHEREAS, Employee has had an opportunity to review the terms and conditions of this Agreement, to negotiate the terms hereof and to engage legal counsel on his behalf if he so desires.

          NOW THEREFORE, in consideration of Employer's employment of Employee, the terms, conditions and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and Employer, intending to be legally bound, hereby agree as follows:

          1.  Employment.  Employer hereby agrees to employ Employee and
              ----------
Employee agrees to accept such employment upon the terms and conditions herein set forth.

          2.  Employment Period.
              -----------------

              (a) The initial term of employment hereunder shall commence on the date hereof and shall expire on May 23, 2001, and shall automatically be extended for an additional two (2) year period, unless either party to this Agreement gives the other party written notice of such party's intention to terminate this Agreement and the employment of Employee at least sixty (60) days prior to May 23, 2001 (such period, including any extensions thereof, the "Term"). In the event that Employee continues to be employed by Employer at any time
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following the initial or any extended term hereof, such employment shall be governed by this Agreement, except that it will be "at-will," without a fixed term, and may be terminated by Employer or Employee at any time, with or without notice, for any reason or no reason (and no reason need be given), and without obligation of severance or additional compensation beyond that owed for periods that Employee was actually employed by Employer.

          3.  Position and Duties.
              -------------------

              (a) Position.  Employee hereby agrees to serve as Vice President
                  --------
of Mergers and Acquisitions of IFX, the Vice President-Acquisitions of Emerging Networks, Inc., an indirect wholly-owned subsidiary of IFX, and the Vice President-Business Development of IFX/Communications Ventures, Inc., an indirect wholly-owned subsidiary of IFX. Employee shall devote his best efforts and full business time and attention to the performance of services to Employer in accordance with the terms hereof and as may reasonably be requested by the Board of Directors of Employer (the "Board") or a person or persons designated by the Board. Employer shall retain full direction and control of the means and methods by which Employee performs the above services.

              (b) Other Activities. During the Employment Period, Employee shall
                  ----------------
not engage in any other business or professional activities, either on a full-time or part-time basis, as an employee, consultant or in any other capacity, whether or not he receives any compensation therefor, without the prior written consent of the Board; provided, however, that nothing herein shall prevent Employee from making and managing personal investments consistent with Sections 10 and 11 of this Agreement, engaging in community and/or charitable activities or sitting on the board of any of the Parlux Fragrances, Perfumania, or Telcom.Net, L.P., so long as such activities, either singly or in the aggregate, do not interfere with the proper performance of his duties and responsibilities to Employer.
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          4.  Compensation.
              ------------

              (a) Base Salary.  Employer shall pay to Employee salary at the
                  -----------
rate of US$140,000 per year for the period from June 1, 1999 through May 23, 2000 ("Year 1"), and salary at the rate of $150,000 per year for period from May 24, 2000 through May 23, 2001 ("Year 2") (in each case, the "Base Salary"). Payments of Base Salary shall be made in accordance with Employer's generally applicable compensation policies and shall be net of applicable tax withholdings. In the event that the Term of this Agreement is extended pursuant to Section 2 hereof, Base Salary shall be $200,000 for the period from May 24, 2001 through May 23, 2002, and $208,000 for the period from May 24, 2002 through May 23, 2003.

              (b) Bonus Compensation.  In addition to Base Salary, Employee
                  ------------------
shall be entitled to receive bonus compensation based on: (i) Employer's purchase or start-up of Internet service providers; and (ii) customer growth, in each case pursuant to the terms and conditions set forth on Exhibit A attached
                                                            ---------
hereto (the "Bonus Compensation").

              (c) Holidays and Vacation Time.  Employee shall be entitled to
                  --------------------------
such paid holidays as are consistent with Employer's policy for executive employees with respect to such matters as of the date hereof. Employee is entitled to three (3) weeks of paid vacation per year, but shall not be compensated for, or entitled to carry-over, any unused vacation time.

              (d) Other Benefits.  Subject to Employer's rules, policies and
                  --------------
regulations as in effect from time to time (and subject to applicable eligibility requirements, including a minimum employment period), Employee shall be entitled to (i) group life insurance, disability or accident, death or dismemberment insurance, (ii) medical and/or dental insurance program (90-day minimum employment period, for which Employer will reimburse the COBRA expenses of Employee), (iii) 401(k) benefit plan when the Company has the plan established, or (iv) other employee benefits that Employer may, in its sole discretion, make generally available to employees of Employer of the same level and responsibility as Employee. In addition to the

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foregoing, Employer agrees that it shall pay for fifty percent (50%) of any premiums for Employee's health insurance policy (PPO or equivalent) and Employee agrees that he shall pay fifty percent (50%) of any premiums for such policy.

              (e) Life and Other Insurance.  Subject to Employee meeting
                   ------------------------
applicable underwriting criteria, Employer will provide term life and such other types of insurance for Employee as shall be agreed upon between Employee and Employer from time to time.

          5.  Participation in Stock Plan.
              ---------------------------

              (a) Stock Plan Benefits.  Subject to Employer's rules, policies
                  -------------------
and regulations as in effect from time to time (and subject to applicable eligibility requirements, including minimum employment period), Employee will be eligible to receive certain benefits under the IFX Corporation 1998 Stock Option and Incentive Plan or any other stock option plan adopted by IFX (the "Stock Plan"). Benefits under the Stock Plan will be granted in the sole and absolute discretion of the committee administering the Stock Plan and shall be subject to the terms of the Stock Plan, as the same may from time-to-time be amended and/or modified.

              (b) Restrictions on Stock Plan Benefits.  No options or other
                  -----------------------------------
benefits shall be granted to Employee under the Stock Plan unless, in Employer's judgment based on the advice of its legal counsel, such issuance complies with applicable state and federal securities laws, and other laws and regulations related thereto. All such Stock Plan benefits shall be subject to Employee signing such option agreements or other instruments that Employer deems to be necessary or appropriate and to such other restrictions as are required by the Stock Plan and/or applicable law.

              (c) Employer's Sole Discretion Regarding Stock, Etc.  Subject to
                  -----------------------------------------------
the provisions of this Agreement, Employee acknowledges and agrees that Employer has the right, in its sole discretion, to make all decisions regarding its stock, stock rights, Stock Plan benefits,

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

profits, debt and equity configuration, including but not limited to what types, when and to whom to issue stock, stock rights, Stock Plan benefits, profits, debt and equity interests.

              (d) Sign-on Bonus.  Upon the execution of this Agreement, Employer
                  -------------
shall grant to Employee, as a sign-on bonus, an aggregate of 3,371 shares of Restricted Stock, as defined in and subject to the terms of the Stock Plan.
Upon issuance to Employee, such 3,371 shares of Restricted Stock shall be deemed fully vested and shall not be subject to forfeiture.

          6.  Termination of Employment.
              -------------------------

              (a) Permanent Disability.  In the event of the Permanent
                  --------------------
Disability (as defined below) of Employee, the Company, in its sole discretion, may elect either (i) to the extent feasible consistent with Employee's mental and physical condition and consistent with applicable law, to reassign Employee to other duties within the Company that Employee is able to perform despite his Permanent Disability at the compensation and benefit levels commensurate with Employee's reassigned duties, or (ii) to terminate this Agreement and Employee's employment hereunder. In the event that the Company elects to terminate Employee as provided in clause (ii) above, the Company shall, subject to following sentence, pay to Employee (A) within sixty (60) days after the date of such termination, all amounts of Base Salary and Bonus Compensation accrued pursuant to Section 4 above prior to the date of such termination, and (B) compensation on the basis of 60% of the then current Base Salary for the first ninety (90) days of such Permanent Disability and, thereafter, compensation on the basis of 60% of the then current Base Salary through the end of the Permanent Disability period. This benefit may be provided by the Company to Employee through the purchase of a disability insurance policy that is contingent upon the insurability of Employee; provided, however, that the maximum premium that the Company shall be required to pay towards this benefit will not exceed US$100,000 per year. Notwithstanding the foregoing, all payments hereunder shall end upon the earlier to occur of Executive's attaining the age of sixty-five (65) and the cessation of such Permanent Disability (whether as a result of recovery, rehabilitation, death or otherwise), and, thereafter, the Company shall have no further obligations to Employee under this Agreement. Additionally, if prior to the termination of the Company's obligation to make payments to Employee pursuant

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to this Section 6(a) Employee receives compensation for services rendered, whether as an employee or otherwise, such compensation shall reduce the payments due under this Section 6(a), dollar for dollar. Employee shall promptly inform the Company of all such compensation received by him on a monthly basis during such period.

          (b) Death.  In the event of Employee's death, the Company shall pay to
              -----
Employee's personal representative (on behalf of Employee's estate), within sixty (60) days after the Company receives written notice of such representative's appointment, all amounts of Base Salary and Bonus Compensation accrued pursuant to Section 4 above as of the date of Employee's death which payment shall constitute full and complete satisfaction of the Company's obligations hereunder. Employee's dependents shall also be entitled to any continuation of health insurance coverage rights, if any, under applicable law.

          (c) Termination for Cause or Voluntary Termination Without Good
              -----------------------------------------------------------
Reason.  The Company may in its sole discretion terminate this Agreement and
------
Employee's employment with the Company for Cause (as defined in Section 7(a) below) at any time and with or without advance notice to Employee. If Employee's employment is terminated for Cause, or if Employee Voluntarily Terminates (as defined in Section 7(b) below) his employment with the Company without Good Reason (as defined in Section 7(c) below), the Company shall promptly pay to Employee all amounts of Base Salary accrued pursuant to Section 4 above through the date of termination (but not Bonus Compensation), whereupon the Company shall have no further obligations to Employee under this Agreement. Employee and his dependents shall also be entitled to any continuation health insurance coverage rights, if any, under applicable law. Without waiving any rights the Company or any of its affiliates may have hereunder or otherwise, the Company hereby expressly reserves its right to proceed against Employee for damages in connection with any claim or cause of action that the Company may have arising out of or related to Employee's employment hereunder. In the event the Company terminates Employee's employment for Cause or Employee voluntarily terminates his employment without Good Reason, all unexercised options and other awards granted to Employee under the Stock Plan, as Bonus Compensation or otherwise shall be cancelled and forfeited by Employee.

          (d) Termination Without Cause; Voluntary Termination With Good Reason.
              -----------------------------------------------------------------
Subject to the penultimate sentence of this paragraph, the Company may terminate this Agreement and Employee's employment with the Company without Cause at any time, with or without notice, for any reason or no reason (and no reason need be given). Employee may terminate this Agreement and Voluntarily Terminate his employment with the Company with Good Reason upon thirty (30) days' prior written notice to the Company, provided that the Company does not correct the circumstances giving Employee Good Reason during such thirty (30) day period.
In the event Employee's employment with the Company is terminated pursuant to this Section 6(d), (i) the Company shall pay to Employee all amounts of Base Salary for the entire length of the Term (including any renewal period) and if such termination occurs within the initial term of this Agreement, the Bonus Compensation payable to Employee pursuant to Section 4(b) shall be calculated based on the assumption that Employer made 10 Initial ISP Purchases in Year 1 and 10 ISP Purchases in Year 2, (ii) Employee shall be relieved of his obligations under Sections 1 and 3 hereof, and (iii) Employee shall be free to seek other employment subject to the terms of Sections 8, 9, 10 and 11 hereof. Employee and his dependents shall also be entitled to any continuation health insurance coverage rights, if any, under applicable law.

          (e)  Termination Obligations.
               -----------------------

     (i) Employee hereby acknowledges and agrees that all personal property and equipment furnished to or prepared by Employee in the course of or incident to his employment by the Company, belongs to the Company and shall be promptly returned to the Company upon termination of the Employee's employment. The term "personal property" includes, without limitation, all books, manuals, records, reports, notes, contracts, requests for proposals, bids, lists, blueprints, and other documents, or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company or any of its affiliates. Following termination, Employee will not retain any written or other tangible material containing any proprietary information of the Company or any of its affiliates.

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

          (ii) Upon termination of the Employment Period, Employee shall be deemed to have resigned from all offices and directorships then held with the Company and each of its affiliates.

          (iii) The representations and warranties contained herein and Employee's obligations under Sections 6(e), 8, 9, 10, 11 and 17 shall survive termination of the Employment Period and the expiration of this Agreement.

          (iv) If the average of the closing bid and ask price of the common stock of Employer (or any successor to Employer) equals or exceeds 100% of the exercise price of any options granted pursuant to Section 4(b) hereof for 5 consecutive trading days after the termination of Employee's employment, any options held by Employee must be exercised within 90 days after the end of such 5 day period. Any options which are not exercised at the end of such 90 day period will be forfeited by Employee.

          (f)   Change of Control.  In the event of a Change of Control (as
                -----------------
defined below), the remaining Base Salary payable under the Term of this Agreement shall be doubled and shall be payable in one lump-sum within 30 days after the effective date of the Change of Control. Also, in the event of a Change of Control, the Bonus compensation will be computed and paid out in the same manner as if Employee were terminated without Cause. Further, in the year of a Change of Control, the number of options granted under Exhibit A shall be the greater of: a) the number of options which Employee is entitled to be granted for such year under Exhibit A and b) 150,000. In addition, if so requested by Employee in writing within 15 days prior to the effective date of the Change of Control, Employer will repurchase Employee's options within a period beginning five (5) business days before and ending five (5) business days after the effective date of the Change of Control based on the average of the closing bid and ask prices of IFX's common stock for the twenty trading days ending with the day that Employee provides the above notice.

          7.  Definitions.  For the purposes of this Agreement the following
              -----------
terms and phrases shall have the following meanings:

              (a) "Cause"  The Company shall have "Cause" to terminate the
                   -----
          Employee's employment under this Agreement upon (a) the willful and continued failure by the Employee to substantially perform his duties under this Agreement (other than any failure resulting from the Employee's incapacity due to physical or mental illness) for thirty
          (30) days after written demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes the Employee has not substantially performed his duties or (B) the willful engaging by the Employee in misconduct (including embezzlement and criminal fraud) which is materially injurious to the Company, or (C) the willful violation by the Employee of Sections 8, 9, 10 or 11 of this Agreement, provided that the violation results in material injury to the Company, or (D) the conviction of the Employee of a felony. for purposes of this paragraph, no act, or failure to act, by the Employee shall be considered "willful" unless done or permitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the interest of the Company. The Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of a majority of the Board of the Company at a meeting of the Board called and held for such purposes (after a reasonable notice to the Employee and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth above in clause (a), (B), (C), or (D) and specifying the particulars of the conduct in detail.

              (b) "Change in Control" means (i) a merger or consolidation of the
                   -----------------
          Company with or into any other entity unless after such event at least a majority of the voting power of the surviving or resulting entity is beneficially owned by persons who beneficially own a majority of the voting power of the Company immediately prior to such event, (ii) the sale of all or substantially all the assets of the Company, (iii) the dissolution of the Company, or (iv) a change in the identity of a majority of the members of the Company's Board of Directors within any twelve-month period, which change or changes are not recommended by the incumbent directors determined immediately prior to any such change or changes; provided, however, that no "Change of a Control" will arise as a result of the issuance of shares of the stock of the Company in connection with the exercise of an option granted to International Technology Investments, LC on November 23, 1998.

              (c) "Good Reason" shall mean, with respect to a Voluntary
                   -----------
          Termination, if (i) such Voluntary Termination promptly follows a permanent material reduction of Employee's duties and responsibilities or a permanent change in Employee's duties and responsibilities such that Employee's duties and responsibilities are materially inconsistent with the type of duties and responsibilities of Employee in effect immediately prior to such reduction or change, (ii) such Voluntary Termination promptly follows a material reduction in Employee's benefits if such reduction results in Employee's receiving benefits which are, in the aggregate, less than the benefits received by other comparable employees of the Company generally, (iii) the Company is in material breach of its payment obligations under this Agreement, which breach has not been cured within fifteen (15) days following the Company's receipt of written notice thereof, or (iv) the Board of Directors of the Company otherwise determines that a Voluntary Termination by Employee is for "Good Reason" under the circumstances then prevailing.

              (d) "Voluntary Termination" (including "Voluntarily Terminates")
                   ---------------------              ----------------------
          shall mean the termination by Employee of his employment by the Company by voluntary resignation or any other means other than death, retirement or Permanent Disability and other than simultaneous with or following termination for Cause or an event which, whether or not known to the Company at the time of such Voluntary Termination by such Executive, would constitute Cause.

          8.  Records and Confidential Data.
              -----------------------------

              (a) Employee acknowledges that, in connection with the performance of his duties during the term of this Agreement, the Company and its affiliates will make available to Employee, and/or Employee will have access to, certain Confidential Information (as defined below) of the Company and its affiliates. Employee acknowledges and agrees that any and all Confidential Information learned or obtained by Employee during the course of his employment by the Company or otherwise (including, without limitation, information that Employee obtained through or in connection with his ownership of equity interests in, or services as a director of, the Company), whether developed by Employee alone or in conjunction with others or otherwise, shall be and is the property of the Company and its affiliates.

              (b) The Confidential Information shall be kept confidential by Employee, shall not be used in any manner which is detrimental to the Company or any of its affiliates, shall not be used other than in connection with Employee's discharge of his duties hereunder, and shall be safeguarded by Employee from unauthorized disclosure.

              (c) Following the first to occur of the termination of this Agreement or Employee's termination hereunder, as soon as possible after the Company's written request, Employee shall return to the Company all written Confidential Information which has been provided to Employee and Employee shall destroy all copies of any analyses, compilations, studies or other documents prepared by Employee or for Employee's use containing or reflecting any Confidential Information. Within five (5) business days of the receipt of such request by Employee, Employee shall, upon written request of the Company, deliver to the Company a notarized document certifying that such written Confidential Information has been returned or destroyed in accordance with this
Section 8(c).

              (d) For the purposes of this Agreement, "Confidential Information" shall mean all confidential and proprietary information of the Company and/or its affiliates, including, without limitation, information derived from reports, investigations, experiments, research, trade secrets, work in progress, drawing, designs, plans, proposals, requests for proposals, bids, codes, marketing and sales programs, client lists, client mailing lists, medical, psychological, academic and other records and reports, supplier lists, financial projections, cost summaries, payor information, pricing formulae, marketing studies relating to prospective business opportunities and all other concepts, ideas, materials, or information prepared for performed for or by the Company and/or any of its affiliates. For purposes of this Agreement, the Confidential Information shall not include and Employee's obligations under this Section 8 shall not extend to (i) information which is generally available to the public without undue expense or effort, (ii) information obtained by Employee from third persons not under agreement to maintain the confidentiality of the same and (iii) information which is required to be disclosed by law or legal process (after giving the Company prior written notice thereof and an opportunity to contest such disclosure). Without in any way limiting the foregoing, "Confidential Information" also includes all information relating to any options or other awards granted to Employee, pursuant to the Stock Plan or otherwise, including the amount of any such award, the exercise price and the rate of vesting thereof.

              (e) Employee hereby acknowledges that each subsidiary and affiliate of Employer is expressly made a third party beneficiary hereto for purposes of protecting its rights and interests hereunder.

          9.  Inventions and Other Matters.
              ----------------------------

              (a) Employee agrees that all ideas, inventions, discoveries or improvements made during the period of Employee's employment with Employer, including, without limitation, new machines, devices, computer software (including source code, operating systems and specifications, data, data bases, files documentation and other materials related thereto), programs, processes, uses, apparatuses, specialized information relating in any way to or that is useful in the business or products of Employer or Employer's actual or demonstrably anticipated research or development, designs or compositions of any kind that Employee, individually or with others, may originate or develop while employed by Employer (collectively,

"Inventions"), shall belong to and be the sole property of Employer and shall constitute works specially ordered or commissioned as "works made for hire" under the United States Copyright Act and other applicable law. Without limiting the foregoing, Employee hereby assigns and transfers to Employer all rights of whatever nature that Employee may have, including, without limitation, any patent, trade secret, trademark or service mark rights (and any goodwill appurtenant thereto), any rights of publicity and any right, title and interest in any copyright and any right that may affix under any copyright law now or hereinafter in force and effect in the United States of America or in any other country or countries, in and to any Invention. Employee acknowledges and agrees that Employer shall have the royalty-free right to use in its businesses, and to make and sell products, processes, programs, systems designs, methods, formulas, apparatus, techniques, and services derived from any Inventions (whether or not patentable or copyrightable), as well as all improvements thereof or know-how related thereto.

              (b) For purposes of this Agreement, an Invention shall be deemed to have been "made during the period of Employee's employment" if, during such period, the Invention was conceived, in part or in whole, or first actually reduced to practice. Employee agrees that any patent, copyright or trade mark application filed by or for the benefit of Employee or any of his affiliates within a year after termination of Employee's employment shall be presumed to relate to an Invention made during the term of his employment and Employee shall have the burden of proof to prove otherwise.

              (c) This Section 9 shall not apply to an Invention for which no equipment, supplies, facilities or Confidential Information (as defined below) of Employer was used and that was developed entirely on Employee's own time, unless (i) the invention relates in any way to or is useful in the business or products of Employer, or Employer's actual or demonstrably anticipated research or development, or (ii) results from any work performed by Employee for or on behalf of Employer.

              (d) Employee agrees, without further consideration, to (i) promptly disclose each such Invention to Employer, to Employee's immediate supervisor and to such other individuals as Employer may direct, (ii) execute and to join others in executing such applications, assignments and other documents as may be necessary or convenient to vest in Employer, or its designee, full title to each such Invention and as may be necessary or convenient to obtain United States and foreign patents and copyrights thereon, to the extent Employer may so choose in its sole discretion, (iii) testify in any legal proceeding relative to such Invention whenever requested to do so by Employer, and (iv) furnish all facts relating to such Inventions or the history thereof.

              (e) Employee agrees that he will not at any time, except as authorized or directed by Employer, publish or disclose any information or knowledge concerning any Inventions.

          10. Non-Competition.
              ---------------

              (a) Employer and Employee recognize that Employee has been retained to occupy a position that constitutes part of the professional, management and executive staff of Employer, whose duties will include the formulation and execution of management policy. Employee, for and in consideration of the payments, rights and benefits provided herein, agrees that so long as he is employed by Employer and, if Employer terminates his employment for Cause or if Employee voluntarily terminates his employment with Employer, for a period of one (1) year thereafter, Employee shall not (i) work, (ii) assist, (iii) own any interest, directly or indirectly and whether individually or as a joint venturer, partner, member, officer, director, shareholder, consultant, employee or otherwise, in or (iv) make a financial investment, whether in the form of equity or debt, in any business that is directly or substantially competitive with the Business in the United States, Latin America or in any other market in which Employer is conducting the Business at the time Employee's employment with Employer is terminated, with respect to Employer's clients or customers.

              (b) Notwithstanding the foregoing, nothing herein shall prohibit Employee from holding five percent (5%) or less of any class of voting securities of any entity whose equity securities are listed on a national securities exchange or regularly traded in the over-the-counter market and for which quotations are readily available on the National Association of Securities Dealers Automated Quotation system.

              (c) Upon the termination of Employee's employment with Employer, and for one (1) year thereafter, Employee shall immediately notify Employer of each employment or agency relationship entered into by Employee, and each corporation, proprietorship or other entity formed or used by Employee, the business of which is directly or indirectly, similar to or in competition with the Business. The provisions of this Section 10 shall survive termination of this Agreement for any reason.

              (d) Employee agrees that the restrictions contained in this
Section 10 are reasonable as to time and geographic scope because of the nature of the Business and Employee agrees, in particular, that the geographic scope of this restriction is reasonable because companies in the same industry as the Business, compete on a nationwide basis. Employee acknowledges that Employer is in direct competition with all other companies that provide services and products similar to Employer's products and services throughout the United States, Latin America and other markets in which Employer may be conducting the Business at the time Employee's employment with Employer is terminated, and because of the nature of the Business, Employee agrees that the covenants contained in this Section 10 cannot reasonably be limited to any smaller geographic area.

          11. Non-Solicitation and Non-Interference.
              -------------------------------------

              (a) Employee acknowledges that Employer has invested substantial time and effort in assembling its present staff of personnel. Employee agrees that so long as he is employed by Employer and, if Employer terminates his employment for Cause or if Employee voluntarily terminates his employment with Employer, for a period of one (1) year thereafter, Employee shall not either directly or indirectly employ, solicit for employment, or advise or recommend to any other person that such other person employ or solicit for employment, any of Employer's employees.

              (b) Employee acknowledges that all customers of Employer, which Employee has serviced or hereafter services during Employee's employment by Employer and all prospective customers from whom Employee has solicited or may solicit business while in the employ of Employer, shall be solely the customers of Employer. Employee agrees that so long as he is employed by Employer and, if Employer terminates his employment for Cause or if Employee voluntarily terminates his employment with Employer, for a period of one (1) year thereafter, Employee shall not either directly or indirectly solicit business, as to products or services competitive with the Business of Employer, from any of Employer's customers with whom Employee had contact during his employment with Employer.

              (c) Employee agrees that so long as he is employed by Employer and, if Employer terminates his employment for Cause or if Employee voluntarily terminates his employment with Employer, for a period of one (1) year thereafter, Employee shall not either directly or indirectly interfere with any relationship between Employer and any of its suppliers, clients or employees. Employee agrees that during such one (1) year period, he will not influence or attempt to influence any of the customers or clients of Employer not to do business with Employer.

              (d) Employee agrees that the restrictions contained in this
Section 11 are reasonable as to time and geographic scope because of the nature of the Business and Employee agrees, in particular, that the geographic scope of this restriction is reasonable because companies in the same industry as the Business compete on a nationwide basis. Employee acknowledges that Employer is in direct competition with all other companies that provide services and products similar to Employer's products and services on an outsourced basis throughout the United States, Latin America and other markets in which Employer may be conducting the Business at the time Employee's employment with Employer is terminated and, because of the nature of the Business, Employee expressly agrees that the covenants contained in this Section 11 cannot reasonably be limited to any smaller geographic area.

          12. Employment Relationship.  The relationship between Employer and
              -----------------------
Employee is and shall be specifically limited to an employer/employee relationship. As a result, nothing contained in this Agreement or relating to any past, present or future relationship between Employee and Employer (employment or otherwise) shall be construed as creating any partnership, joint venture, trustee/beneficiary or other type of fiduciary or business relationship between the parties.

          13. Prior Obligations.  Employee represents and warrants that (a)
              -----------------
Employee has no obligation of confidence or other commitments to any previous employer or any others that conflict with this Agreement or restrict Employee's field of activities, and (b) no other agreement to which Employee is subject will conflict with, prevent, be breached by, interfere with or in any manner affect the terms and conditions of this Agreement.

          14. Dedication Of Services.  Subject to the provisions of Section
              ----------------------
3(b) hereof, Employee agrees that while employed with Employer, Employee shall devote his entire productive time, ability and attention to the business of Employer during Employer's normal business hours. Employee further agrees that during his employment by Employer, Employee will not, without Employer's prior written consent, directly or indirectly engage in any employment, consulting, or other activity which would conflict with Employee's duties and obligations to Employer.

          15. Jurisdiction; Service of Process.  Each of the parties hereto
              --------------------------------
agrees that all any action or proceeding initiated or otherwise brought to judicial proceedings by either Employee or Employer concerning the subject matter of this Agreement shall be litigated in the United States District Court for the Northern District of Illinois or, in the event such court cannot or will not exercise jurisdiction, in the state courts of the State of Illinois (the "Courts"). Each of the parties hereto expressly submits to the jurisdiction and venue of the Courts and consents to process being served in any suit, action or proceeding of the nature referred to above either (a) by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to his or its address as set forth herein or (b) by serving a copy thereof upon such party's authorized agent for service of process (to the extent permitted by applicable law, regardless whether the appointment of such agent for service of process for any reason shall prove to be ineffective or such agent for service of process shall accept or acknowledge such service); provided that, to the extent lawful and practicable, written notice of said service upon said agent shall be mailed by registered or certified mail, postage prepaid, return receipt requested, to the party at his or its address as set forth herein. Each party hereto agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon him or it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to him or it. Each party hereto waives any claim that the Courts are an inconvenient forum or an improper forum based on lack of venue or jurisdiction. Each party shall bear its own costs and attorneys' fees incurred in connection with any such actions or proceedings.

          16. Injunctive Relief.  Employee acknowledge that damages would be an
              -----------------
inadequate remedy for Employee's breach of any of the provisions of Sections 8, 9, 10 and/or 11 of this Agreement, and that breach of any of such provisions will result in immeasurable and irreparable harm to Employer. Therefore, in addition to any other remedy to which Employer may be entitled by reason of Employee's breach or threatened breach of any such provision, Employer shall be entitled to seek and obtain a temporary restraining order, a preliminary and/or permanent injunction, or any other form of equitable relief from any court of competent jurisdiction restraining Employee from committing or continuing any breach of such Sections, without the necessity of posting a bond. It is further agreed that the existence of any claim or cause of action on the part of Employee against Employer, whether arising from this Agreement or otherwise, shall in no way constitute a defense to the enforcement of the provisions of Sections 8, 9, 10 and/or 11 of this Agreement.

          17. Miscellaneous.
              -------------

              (a) Notices. All notices and other communications hereunder shall
                  -------
be in writing and shall be deemed given (i) when made, if delivered personally,
(ii) three (3) days after being mailed by certified or registered mail, postage prepaid, return receipt requested, or (iii) two (2) days after delivery to a reputable overnight courier service, to the parties, their successors in interest or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

              To Employer:

              IFX Corporation
              200 West Adams Street
              Chicago, Illinois 60606
              Attention: President


              To Employee, to his home address as recorded in the payroll records of Employer from time to time.

              (b) Governing Law.  This Agreement shall be governed as to its
                  -------------
validity and effect by the internal laws of the State of Illinois, without regard to its rules regarding conflicts of law.

              (c) Successors and Assigns.  This Agreement shall be binding upon
                  ----------------------
and shall inure to the benefit of (i) the heirs, executors and legal representatives of Employee, upon Employee's death, and (ii) any successor of IFX, and any such successor shall be deemed substituted for Employee or Employer, as the case may be, under the terms hereof for all purposes. As used in this Agreement, "successor" shall include any person, firm, corporation or other business entity that at any time, whether by purchase, merger, consolidation or otherwise, directly or indirectly acquires a majority of the assets, business or stock of Employer. Employee acknowledges and agrees that the rights and obligations of IFX hereunder may be assigned to and assumed by any of its wholly or majority-owned subsidiaries, without Employee's consent, which assignment and assumption shall constitute a release of IFX, its subsidiaries or any of their respective affiliates that is then bound by the terms of this Agreement, of all of its obligations and liabilities hereunder.

              (d) Integration. This Agreement (together with any option
                  -----------
agreement Employer may require Employee to execute in order to avail himself/herself of any Stock Plan benefits specifically contemplated herein and any agreement to release and hold harmless Employer executed concurrently herewith) constitutes the entire agreement between the parties with respect to all matters covered herein, including but not limited to the parties' employment relationship and Employee's entitlement to compensation, commissions and benefits from Employer or any of its affiliated companies and/or the termination of Employee's employment. This Agreement supersedes all prior oral or written understandings and agreements relating to its subject matter and all other business relationships between Employer and/or its affiliated companies.

              (e) No Representations.  No person or entity has made or has the
                  ------------------
authority to make any representations or promises on behalf of any of the parties which are inconsistent with the representations or promises contained in this Agreement, and this Agreement has not been executed in reliance on any representations or promises not set forth herein. Specifically, no promises, warranties or representations have been made by anyone on any topic or subject matter related to Employee's relationship with Employer or any of its executives or employees, including but not limited to any promises, warranties or representations regarding future employment, compensation, commissions and benefits, any entitlement to stock, stock rights, Stock Plan benefits, profits, debt and equity interests in Employer or any of its affiliated companies or regarding the termination of Employee's employment. In this regard, Employee agrees that no promises, warranties or representations shall be deemed to be made in the future unless they are set forth in writing and assigned by an authorized representative of Employer.

              (f) Amendments.  This Agreement may be modified only by a written
                  ----------
instrument executed by the parties that is designated as an amendment to this Agreement.

              (g) Counterparts.  This Agreement is being executed in one or more
                  ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              (h) Severability and Non-Waiver.  Any provision of this Agreement
                  ---------------------------
(or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by Employer shall be implied by Employer's forbearance or failure to take action.

              (i) Attorneys Fees.  In the event that any action or proceeding is
                  --------------
commenced by any party hereto for the purpose of enforcing any provision of this Agreement, the parties to such action, proceeding or arbitration may receive as part of any award, settlement, judgment, decision or other resolution of such action or proceeding, whether or not reduced to a court judgment, their costs and reasonable attorneys fees as determined by the person or body making such award, settlement, judgment, decision or resolution.

              (j) Voluntary and Knowledgeable Act.  Employee represents and
                  -------------------------------
warrants that Employee has read and understands each and every provision of this Agreement and has freely and voluntarily entered into this Agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                             EMPLOYER:

                                             IFX CORPORATION


                                             By:  /s/ Joel Eidelstein
                                                 -------------------------------
                                                 Name: Joel Eidelstein
                                                 Title: President


                                             EMPLOYEE:



                                                /s/ Zalman Lekach
                                             -----------------------------------
                                             Zalman Lekach

                                   EXHIBIT A
                                      TO
                              EMPLOYEE AGREEMENT
                                (Zalman Lekach)

                              Bonus Compensation
                              ------------------


     The Bonus Compensation payable by Employer to Employer shall be payable in shares, or Options to purchase shares, of the common stock, par value US$.02 per share, of IFX (the "Common Stock"), which terms are defined in, and which awards shall be granted under the Stock Plan, and calculated and paid as follows:

1.   with respect to Year 1:

     (a) for every ISP purchased or created by Employer or an affiliate of Employer from and after June 1, 1999, and prior to the last day of Year 1, whether by means of a share or asset purchase, merger, consolidation, start-up, purchase of users or otherwise, in a country in which Employer does not, on the date hereof, currently own an ISP (each, an "Initial ISP Purchase"), Employee shall receive that number of shares of Restricted Stock with an aggregate value of US$10,000 (based on the average closing price of the Common Stock as reported by the Nasdaq Small Cap Market for the five (5) trading days immediately prior to (x) the closing date of such Initial ISP Purchase or (y) the first date on which the ISP provides services to third party customers, as the case may be, without applying any restricted stock discount), which shares of Restricted Stock shall be issued to Employee within fifteen (15) days following the closing date of such Initial ISP Purchase; provided, however, that even though Employer currently owns an ISP in Argentina, if the Employer purchases an additional ISP prior to the last day of Year 1, such additional ISP purchase in Argentina shall be treated as an Initial ISP Purchase;

     (b) upon the closing of the fourth (4th) Initial ISP Purchase for which Employee receives Bonus Compensation pursuant to Section 1(a) above during Year 1, Employee shall receive an additional one-time bonus of that number of shares of Restricted Stock with an aggregate value of US$50,000 (based on the average closing price of the Common Stock as reported by the Nasdaq Small Cap Market on the five (5) trading days immediately prior to the closing date of such fourth (4th) Initial ISP Purchase, without applying any restricted stock discount), and which shares of Restricted Stock shall be issued to Employee within fifteen
          (15) days following the closing date of such fourth (4th) Initial ISP Purchase;

     (c)  (i)   for each internally generated net New User (a "New Users") of an
                ISP described in Section 1(a) above (including, for this purpose, any ISPs acquired by Employer which were acquired prior to the effective date of this Agreement but which would have been described in Section 1(a) if they had been acquired after the effective date of the Agreement), other than a Retained User
                (as defined below) or an Acquired User (as defined below), who or which becomes a client of Employer, Employee shall receive an Option to acquire two (2) shares of Common Stock, which Option shall have an exercise price of US$8.75 per share,

          (ii) for each net New User of an ISP described in Section 1(a) above (including, for this purpose, any ISPs acquired by Employer prior to the effective date of this Agreement but which would have been described in Section 1(a) if they had been acquired after the effective date of the Agreement), other than a Retained User or a New User, who or which becomes a client of Employer as the result of an acquisition of another Internet service provider by Employer or any wholly-owned subsidiary of Employer (each, an "Acquired User"), Employee shall receive an Option to acquire one (1) share of Common Stock, which Option shall have an initial exercise price of US$8.75 per share; and

          (iii) for each Retained User of an ISP described in Section 1(a) above, (including, for this purpose, any ISPs acquired by Employer prior to the effective date of this Agreement but which would have been described in Section 1(a) if they had been acquired after the effective date of the Agreement), Employee shall not be entitled to receive any Options to purchase shares of Common Stock or other compensation pursuant to this Agreement.

2.  with respect to Year 2:

     (a) for every ISP purchased or created by Employer or an affiliate of Employer during Year 2, whether by means of a share or asset purchase, merger, consolidation, start-up, purchase of users or otherwise, including ISPs purchased in countries where Employer already owns an ISP (each, an "ISP Purchase"), Employee shall receive that number of shares of Restricted Stock with an aggregate value of US$7,500 (based on the average closing price of the Common Stock for the five (5) trading days immediately prior to the closing date of such ISP Purchase), which shares of Restricted Stock shall be issued to Employee within fifteen (15) days following the closing date of such ISP Purchase;

     (b) upon the closing of the tenth (10th) ISP Purchase for which Employee receives Bonus Compensation pursuant to Section 2(a) above during Year 2, Employee shall receive an additional one-time bonus of that number of shares of Restricted

          Stock with an aggregate value of US$50,000 (based on the average closing price of the Common Stock for the five (5) trading days immediately prior to the closing date of such tenth (10th) ISP Purchase), which shares of Restricted Stock shall be issued to Employee within fifteen (15) days following the closing date of such tenth (10th) ISP Purchase.

     (c)  (i)   for each net New User of an ISP described in Section 2(a), other than a Retained User or an Acquired User, who or which becomes a client of Employer, Employee shall receive an option to acquire shares of Common Stock, which option shall have an exercise price or US$8.75 per share;

          (ii) for each Acquired User of an ISP described in Section 2(a) above, Employee shall receive an option to acquire one (1) share of Common Stock, which option shall have an exercise price of US$8.75 per share;

          (iii) for each Retained User of an ISP described in Section 2(a) above, Employee shall not be entitled to receive any options to purchase shares of Common Stock or other compensation pursuant to this Agreement.

All shares of Restricted Stock granted to Employee hereunder as Bonus Compensation shall be deemed fully vested on the date of grant to Employee and shall not be subject to forfeiture. With respect to Sections 1(c) and 2(c) above, the parties agrees as follows:

     A. the number of Options to be granted as compensation to Employee shall be determined and issued and delivered to Employee on a quarterly basis for the prior quarter, commencing with July 1, 1999 (each such date, a "Determination Date");

     B. all calculations of changes in the number of Users shall be on a net basis (i.e., options shall only be granted to the extent that there is a total increase in the number of Users and any decreases in the number of Users in a given category described above -- new Users, Retained Users and/or Acquired Users -- shall offset increases in Users in the other categories and any loss of Users in a given category in excess of the gain of Users in a different category shall be carried forward to offset any increase in the number of Users with respect to any subsequent periods);

     C. no Options shall be issued or shares shall be granted unless Employee is employed on each Determination Date, all Options shall become vested and exercisable on the one (1) year anniversary of the date of issuance, if Employee is Terminated Without Cause or Voluntarily Terminates with Good Reason, then any unvested Options shall vest and be exercisable immediately and any vested but unexercised Options shall be subject to forfeiture in the event Employee's employment is terminated by Employer for Cause or Employee Voluntarily Terminates without Good Reason;

     D. all shares of Restricted Stock and Options to acquire shares of Common Stock granted hereunder to Employee shall, except as otherwise expressly provided herein, be subject to the terms and conditions of the Stock Plan, and, as applicable, a Stock Option Agreement to be executed between Employer and Employee;

     E. for the purposes hereof, the term "User" shall mean each single client of Employer (i) who or which has been a client of Employer, including any subsidiary of Employer, for a period of at least three (3) consecutive months, (ii) whose account is current (i.e., no amounts due from such client are more than sixty (60) days past due) as of the applicable Determination Date, and (iii) for whom or which Employer has current billing and address information; provided, however, that:
          (x) any client who uses one of the ISPs to maintain or host a web site shall be counted as one User for each such maintained or hosted web site, and with respect to dedicated lines, (y) the parties agree that the number of Users shall be deemed to be the greater of (i) fifteen
          (15) Users for each 64k dedicated line, and (ii) that number as shall be determined by dividing (A) the actual amount received by Employer per month the dedicated line, by (B) the average dial-up account price charged by Employer (on a monthly basis) as of the applicable Determination Date, and (z) for any Internet service that is at least twice the price of the average dial up service (and not described above), the number of users shall be deemed to equal the price of that service divided by the price of the average dial-up service charged by that ISP; and

     F. for the purposes hereof, the term "Retained User" shall mean any User who or which is a client of Employer acquired pursuant to an Initial ISP Purchase, which User remains continuously active and current in payments from the date thereof for a period of at least three (3) consecutive months thereafter.